United States
Securities and Exchange Commission
Washington, D. C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.__)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
SYNALLOY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEADING PROXY ADVISORY FIRM GLASS LEWIS JOINS ISS IN RECOMMENDING SYNALLOY SHAREHOLDERS VOTE ON SYNALLOY’S BLUE PROXY CARD

Glass Lewis Recommends that Shareholders Vote “FOR” Director Nominees Craig Bram, Susan Gayner, Henry Guy, Jeff Kaczka and Amy Michtich

RICHMOND, VA (BUSINESS WIRE) - June 23, 2020 - Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”) today welcomed independent proxy advisory firm Glass, Lewis & Co. LLC’s (“Glass Lewis”) recommendation that Synalloy’s shareholders vote on Synalloy’s BLUE proxy card to support the election of five incumbent directors and three new directors selected by Privet Fund Management (“Privet”) and UPG Enterprises (“UPG”) (the “Blue Card Compromise”).

Glass Lewis joins Institutional Shareholder Services, Inc. (“ISS”) in supporting the Blue Card Compromise and in recommending shareholders vote on the Company’s BLUE proxy card. Glass Lewis advised shareholders to avoid a change in a majority of the Company’s Board of Directors (the “Board”) led by Privet Fund Management, LLC and UPG Enterprises, LLC.

In its June 22, 2020 report, Glass Lewis noted:

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“Having evaluated the arguments made by the Dissidents and the response by the board, we do not believe that there is compelling evidence to fully support the Dissidents’ campaign for majority board representation at this time…”

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“We highlight that over the unaffected three-year period (which largely coincides with the recent manufacturing recession years of 2016 and 2019), the Company was a top-quartile TSR performer relative to most of the peer groups. Moreover, we find that the Company’s TSR performance has compared reasonably or favorably to the returns of the GL Peer Group for most of the selected periods.”

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“…we question the merits of the Dissidents’ plan to combine various aspects of the Company’s operations with UPG without first putting forth a bona fide merger proposal or, at a minimum, providing more detailed information regarding UPG’s business and operations to enable the board and shareholders to critically assess the merits of the proposed strategic partnership. In our view, the Dissidents’ plan, as currently presented, could risk weakening the Company’s ability to find a potential merger partner down the road and obtain full value for shareholders.”

Commenting on the Glass Lewis report, Synalloy issued the following statement:

“We are pleased that Glass Lewis has joined ISS to recommend that shareholders vote on the BLUE proxy card to retain a majority of Synalloy’s incumbent directors. Glass Lewis stated this campaign may be an attempt by UPG and Privet to gain the benefits of a merger without Synalloy shareholders receiving a control premium. Worse, Glass Lewis noted, if Privet and UPG elect a majority of the Board and implement their plan of integrating Synalloy with UPG, potential buyers may struggle to justify paying a

Recommends Stockholders
Sign, Date and Promptly Return the enclosed BLUE Proxy Card

meaningful premium for Synalloy. Synalloy recommends that shareholders vote all of their shares on management’s BLUE proxy card in accordance with ISS and Glass Lewis’s recommendation.”

Synalloy urges all shareholders to sign, date and promptly return the BLUE proxy card to support the Blue Card Compromise, including Synalloy’s experienced directors.
The Choice is Clear - Please Sign, Date and Promptly Return the BLUE Proxy Card
The Board urges you to carefully consider the information contained in the Company’s proxy materials in connection with the 2020 Annual Meeting of Shareholders and cast your vote on the BLUE proxy card.

•	DO NOT return the white proxy card sent to you by the Dissident Group

•	DO NOT vote by responding to the email solicitations sent to you by the Dissident Group

Should you have any questions, please contact the Company’s proxy solicitor Morrow Sodali LLC:

About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe and tube, galvanized pipe and tube, fiberglass and steel storage tanks, specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our website at www.synalloy.com.

Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of the federal securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “should,” “anticipate,” “hope,” “optimistic,” “plan,” “outlook,” “should,” “could,” “may” and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated:

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adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in nickel and oil prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; negative or unexpected results from tax law changes, unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence, risks relating to the impact and spread of COVID-19 and other risks detailed from time-to-time in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company assumes no obligation to update the information included in this release.

Important Other Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2020 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and BLUE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2020 Annual Meeting of Shareholders. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at www.synalloy.com.

Media Contact
Phil Denning, ICR
(646) 277-1258
Phil.Denning@icrinc.com

Recommends Stockholders
Sign, Date and Promptly Return the enclosed BLUE Proxy Card

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